Exhibit 99.1

Walter Energy Announces Closing of $500.0 Million Senior Notes Offering

BIRMINGHAM, Ala. — November 21, 2012 — Walter Energy Inc. (“Walter Energy”) (NYSE: WLT) (TSX: WLT) today announced the closing of its previously announced private offering of $500.0 million aggregate principal amount of its 9.875% senior notes due 2020 (the “Notes”). The Notes will be guaranteed by each of Walter Energy’s current and future wholly-owned domestic restricted subsidiaries that from time to time guarantees any of Walter Energy’s indebtedness or any indebtedness of any of Walter Energy’s restricted subsidiaries.  The Notes and related guarantees were offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The Notes have not been registered under the Securities Act, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

Walter Energy plans to use the net proceeds of the offering to repay indebtedness outstanding under its credit facilities, to pay fees and expenses related to the offering and for general corporate purposes.

About Walter Energy

Walter Energy is the world’s leading, publicly traded “pure-play” metallurgical coal producer for global industry with strategic access to high-growth steel markets in Asia, South America and Europe.  The Company also produces thermal coal, anthracite, metallurgical coke and coal bed methane gas.  Walter Energy employs approximately 4,400 employees and contractors with operations in the United States, Canada and United Kingdom.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. Forward-looking statements include expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “predict,” “will,” and similar terms and expressions. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to various risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements: the market demand for coal, coke and natural gas as well as changes in pricing and costs; the availability of raw material, labor, equipment and transportation; changes in weather and geologic conditions; changes in extraction costs, pricing and assumptions and projections concerning reserves in our mining operations; changes in customer orders; pricing actions by our competitors, customers, suppliers and contractors; changes in governmental policies and laws, including with respect to safety enhancements and environmental initiatives; availability and costs of credit, surety bonds and letters of credit; and changes in general economic conditions. Forward-looking statements made by us in this release, or elsewhere, speak only as of the date on which the statements were made. See also the “Risk Factors” in our 2011 Annual Report on Form 10-K and subsequent filings with the SEC. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us or our anticipated results. We have no duty to, and do not intend to, update or revise the forward-looking statements in this release, except as may be required by law. In light of these risks and uncertainties, readers should keep in mind that any forward-looking statement made in this press release may not occur. All data presented herein is as of the date of this release unless otherwise noted.

Contact:	Paul Blalock
205.745.2627